Exhibit 4.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

5.25% SENIOR NOTES DUE 2024

Dated as of May 21, 2014

by and among

TELEFLEX INCORPORATED

THE GUARANTORS LISTED HEREIN

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of May 21, 2014, by and among Teleflex Incorporated, a Delaware corporation, (the “Company”), the subsidiaries listed on Schedule A attached hereto (collectively, the “Guarantors”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA”), each of the other Initial Purchasers set forth on Schedule B attached hereto (collectively with BofA, the “Initial Purchasers”) and each Successor Company (as defined in the Indenture), if any, that signs the joinder agreement attached hereto as Exhibit C.

This Agreement is made pursuant to the Purchase Agreement dated as of May 16, 2014, by and among the Company, the Guarantors and the Initial Purchasers (the “Purchase Agreement”), which provides for, among other things, the sale by the Company to the Initial Purchasers of $250,000,000 principal amount of the Company’s 5.25% Senior Notes due 2024, which are guaranteed by the Guarantors, as described in the Purchase Agreement. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.    Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Advice” shall have the meaning set forth in the last paragraph of Section 3 hereof.

“Applicable Period” shall have the meaning set forth in Section 3(r) hereof.

“BofA” shall have the meaning set forth in the preamble to this Agreement.

“Business Day” shall mean a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are required or permitted to be closed.

“Company” shall have the meaning set forth in the preamble to this Agreement and also includes each of the Company’s successors and permitted assigns.

“Depositary” shall mean The Depository Trust Company or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Effectiveness Target Date” shall have the meaning set forth in Section 2(e) hereof.

“Entitled Securities” shall mean each Note, and each Private Exchange Note, if issued; provided, however, that each Note or Private Exchange Note, as the case may be, shall cease to be Entitled Securities when (i) with respect to a Note only, such Note has been exchanged by a person other than a Participating Broker-Dealer in the Exchange Offer for an Exchange Note, (ii) with respect to a Note only, following the exchange by a Participating Broker-Dealer in the Exchange Offer of a Note for an Exchange Note, such Exchange Note is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, as amended or supplemented, (iii) such Note or Private Exchange Note, as the case may be, has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, or (iv) such Note or Private Exchange Note, as the case may be, is actually sold pursuant to Rule 144 under the Securities Act.

“Event Date” shall have the meaning set forth in Section 2(e) hereof.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Exchange Notes” shall mean the Notes issued by the Company pursuant to, and entitled to the benefits of, the Indenture or a trust indenture which is substantially identical to the Indenture (which, in either case, shall be qualified under the TIA), and registered pursuant to an effective Registration Statement under the Securities Act, to be offered to Holders of Notes in exchange for Entitled Securities pursuant to the Exchange Offer, which shall be identical in all material respects to the Entitled Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on such Notes or, if no such interest has been paid, from the Issue Date, (ii) the transfer restrictions thereon shall be eliminated and (iii) such Exchange Notes shall not be entitled to Special Interest as set forth in Section 2(e) below). The Exchange Notes will be issued as evidence of the same continuing indebtedness of the Company and will not constitute the creation of new indebtedness.

“Exchange Offer” shall mean the exchange offer by the Company and the Guarantors of Exchange Notes for Notes pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2(a) hereof.

“Guarantors” shall have the meaning set forth in the Indenture.

“Holder” shall mean each Initial Purchaser, for so long as it owns any Entitled Securities, and each of its direct and indirect successors, assigns and transferees who becomes or become registered owners of Entitled Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Notes for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

“Indenture” shall mean the Indenture relating to the Notes dated as of May 21, 2014, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble to this Agreement.

“Inspectors” shall have the meaning set forth in Section 3(m) hereof.

“Issue Date” shall mean the date on which the Notes are originally issued.

“Special Interest” shall have the meaning set forth in Section 2(e) hereof.

“Majority Holders” shall mean, subject to Section 7(j), the Holders of a majority of the aggregate principal amount of outstanding Entitled Securities.

“Notes” shall mean, collectively, $250,000,000 in aggregate principal amount of the Company’ 5.25% Senior Notes due 2024 to be issued and sold to the Initial Purchasers, and the securities (other than Exchange Notes or Private Exchange Notes) issued in exchange therefor or in lieu thereof pursuant to the Indenture. Each Note is entitled to the benefit of the guarantee provided by the Guarantors under the Indenture (the “Guarantee”) and, unless the context otherwise requires, any reference herein to a “Note,” “Exchange Note,” or “Private Exchange Note” shall include a reference to the related Guarantee.

“Participating Broker-Dealer” shall have the meaning set forth in Section 3(r) hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Private Exchange” shall have the meaning set forth in Section 2(a) hereof.

“Private Exchange Notes” shall have the meaning set forth in Section 2(a) hereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Entitled Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Records” shall have the meaning set forth in Section 3(m) hereof.

“Registration Default” shall have the meaning set forth in Section 2(e) hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors and with this Agreement, including without limitation: (i) all applicable SEC or Financial Industry Regulatory Authority (“FINRA”) registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Holder that is an Initial Purchaser in connection with blue sky qualification of any of the Exchange Notes or Entitled Securities) and compliance with the rules of FINRA, (iii) all applicable expenses incurred by the Company and the Guarantors in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing any other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and the Guarantors and of the independent certified public accountants of the Company and the Guarantors, including the expenses of any “cold comfort” letters (in connection with a Shelf Registration Statement) required by or necessary for such performance or compliance, (v) the fees and expenses of the Trustee, and any exchange agent or custodian, (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Entitled Securities on any securities exchange or exchanges, if the Company and the Guarantors, in their discretion, elect to make any such listing and (vii) the reasonable fees and expenses of one counsel, if any, designated in writing by the Majority Holders to act as counsel for the Holders of the Entitled Securities in connection with a Shelf Registration Statement (which counsel shall be reasonably satisfactory to the Company and the Guarantors).

“Registration Statement” shall mean any registration statement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement) of the Company and the Guarantors which covers any of the Exchange Notes or the Entitled Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Event” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors relating to a “shelf” offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, pursuant to the provisions of Section 2(b) hereof which covers all of the Entitled Securities, on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Shelf Suspension Period” shall have the meaning set forth in Section 2(b)(ii) hereof.

“TIA” shall have the meaning set forth in Section 2(a) hereof.

“Trustee” shall mean the trustee with respect to the Notes under the Indenture.

2.    Registration Under the Securities Act.

(a)    Exchange Offer. (i) To the extent not prohibited by any applicable law or applicable policy of the SEC, the Company and the Guarantors shall, for the benefit of the Holders, at the expense of the Company and the Guarantors, (A) prepare and, on or prior to 450 days after the Issue Date (or if such 450th day is not a Business Day, on or prior to the first Business Day thereafter), file with the SEC an Exchange Offer Registration Statement on an appropriate form under the Securities Act covering the offer by the Company and the Guarantors to the Holders who are not prohibited by any law or policy of the SEC from participating in the Exchange Offer to exchange all of the Entitled Securities for a like principal amount of Exchange Notes, (B) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC on or prior to 90 days after the filing of such Exchange Offer Registration Statement (or if such 90th day is not a Business Day, on or prior to the first Business Day thereafter), and (C) use all commercially reasonable efforts to issue on or prior to 30 Business Days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Exchange Notes in exchange for all Notes properly tendered and not withdrawn prior thereto in the Exchange Offer. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Entitled Securities for Exchange Notes (assuming that such Holder (a) is not an affiliate of either the Company or any Guarantor within the meaning of Rule 405 under the Securities Act, (b) is not a broker-dealer tendering Entitled Securities acquired directly from the Company (or an affiliate of either of the Company) for its own account, (c) acquired the Exchange Notes in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing (within the meaning of the Securities Act) the Exchange Notes) and to transfer such Exchange Notes from and after their receipt without any limitations or restrictions on transfer under the Securities Act and under state securities or blue sky laws.

(ii)    In connection with the Exchange Offer, the Company and the Guarantors shall:

(A)    mail or caused to be mailed as promptly as practicable after the Exchange Offer Registration Statement has been declared effective under the Securities Act to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with, in the case of a Holder who holds Notes held in physical certificated form, an appropriate letter of transmittal and related documents and, in the case of a Holder who is the beneficial owner of such Notes held in book-entry form, instructions regarding the procedures for automated delivery of such Notes pursuant to the Depositary’s Automated Tender Offer Program and related documents;

(B)    keep the Exchange Offer open for a period of not less than 20 Business Days after the date of mailing or transmittal to Holders of the documents specified in Section 2(a)(ii)(A) (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(C)    utilize the services of the Depositary for the Exchange Offer;

(D)    permit Holders to withdraw tendered Entitled Securities at any time prior to the expiration of the Exchange Period by telegram, telex, facsimile transmission or letter to the institution specified in the notice, setting forth the name of such Holder, the principal amount of Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged;

(E)    notify each Holder that any Entitled Securities not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(F)    otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

(iii)    If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Entitled Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company and the Guarantors upon the request of any Initial Purchaser shall, to the extent not prohibited by any applicable law or applicable policy of the SEC and to the extent the CUSIP Service Bureau will issue the same (other than any letter, number or such other notation, the purpose of which is to identify the Private Exchange Notes as securities subject to transfer restrictions not applicable to the Exchange Notes) CUSIP numbers for the Private Exchange Notes as for the Exchange Notes upon the request of the Company and the Guarantors described in (iv) below, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company and guaranteed by the Guarantors, issued pursuant to, and entitled to the benefits of, the Indenture and identical in all material respects to the Exchange Notes, except that such securities and guarantee shall bear appropriate transfer restrictions (the “Private Exchange Notes”).

(iv)    The Exchange Notes and the Private Exchange Notes shall be issued under (A) the Indenture or (B) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the United States Trust Indenture Act of 1939, as amended (the “TIA”) or is exempt from such qualification and shall provide that the Exchange Notes (other than the Private Exchange Notes) shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes shall have the right to vote or consent as a separate class on any matter. The Private Exchange Notes shall be of the same series as, and the Company and the Guarantors shall request of the CUSIP Service Bureau to issue the same CUSIP numbers for the Private Exchange Notes as for, the Exchange Notes issued pursuant to the Exchange Offer. The Company and the Guarantors shall not have any liability hereunder solely as a result of such Private Exchange Notes not bearing the same CUSIP number as the Exchange Notes.

(v)    The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (A) that the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable policy of the SEC, (B) that no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which, in the Company’s judgment, might impair the ability of the Company and the Guarantors to proceed with the Exchange Offer or the Private Exchange nor shall any material adverse development have occurred in any such action or proceeding with respect to the Company and the Guarantors, (C) that all governmental approvals shall have been obtained which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange, (D) each Holder of Entitled Securities shall furnish, upon the request of the Company, prior to the consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that, it is not an affiliate of the Company, it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and it is acquiring the Exchange Notes in its ordinary course of business and (E) the due tendering of Entitled Securities in accordance with the terms of the Exchange Offer. As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Company and the Guarantors shall:

(1)    accept for exchange all Entitled Securities properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange, as the case may be, in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal and related documents or automated delivery instructions and related documents, as the case may be, of which shall be exhibit thereto; and

(2)    deliver, or cause to be delivered, to the Trustee for cancellation all Entitled Securities so accepted for exchange by the Company and the Guarantors, and issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, a new Exchange Note or Private Exchange Note, as the case may be, equal in principal amount to the principal amount of the Notes surrendered by such Holder and accepted for exchange.

(vi)    To the extent not prohibited by any law or applicable policy of the SEC, the Company and the Guarantors shall use commercially reasonable efforts to complete the Exchange Offer as provided above, and shall comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. Each Holder of Notes who wishes to exchange such Notes for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that such Holder is not an affiliate of either of the Company within the meaning of Rule 405 under the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, that it is not a broker-dealer tendering Entitled Securities acquired directly from either of the Company (or an affiliate of either of the Company or any Guarantor) for its own account, that any Exchange Notes to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Each Participating Broker-Dealer will be required to further represent that any Entitled Securities to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver the Prospectus included in the Exchange Offer Registration Statement in connection with the resale of Exchange Notes to the extent it is subject to the prospectus delivery requirements of the SEC. The Company and the Guarantors may inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Notes in the Exchange Offer.

(vii)    Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, modified as necessary, solely with respect to Entitled Securities that are Private Exchange Notes, Exchange Notes held by Participating Broker-Dealers and Entitled Securities entitled to a Shelf Registration pursuant to the first paragraph of Section 2(b) hereof.

(b)    Shelf Registration. (i) In the event that (A) filing the Exchange Offer Registration Statement would not be permitted by applicable law or SEC policy, (B) the Exchange Offer is not consummated within 480 days after the Issue Date, or (C) any Holder of Entitled Securities notifies the Company and the Guarantors within 20 Business Days after the commencement of the Exchange Offer that (1) due to a change in applicable law or SEC policy it is not entitled to participate in the Exchange Offer, (2) due to a change in applicable law or SEC policy it may not resell the Exchange Notes to be acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (3) it is a broker-dealer and owns Entitled Securities acquired directly from either of the Company or an affiliate of either of the Company (any of the events specified in (A)-(C) being a “Shelf Registration Event”), then the Company and the Guarantors shall, at their own cost, use their commercially reasonable efforts to file the Shelf Registration Statement on or prior to 30 days (or if such 30th day is not a Business Day, on or prior to the first Business Day thereafter) after such filing obligation arises, and use their commercially reasonable efforts to cause the Shelf Registration Statement to be declared or become effective, as applicable, under the Securities

Act on or prior to 90 days (or if such 90th day is not a Business Day, on or prior to the first Business Day thereafter) after such filing obligation arises. No Holder of Entitled Securities may include any of its Entitled Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company and the Guarantors in writing such information as the Company and the Guarantors may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company and the Guarantors all information with respect to such Holder necessary to make any information previously furnished to the Company and the Guarantors by such Holder not materially misleading.

(ii)    The Company and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the first anniversary of the effective date of the Shelf Registration Statement (subject to extension pursuant to the last paragraph of Section 3 hereof) (or such shorter period that will terminate when all of the Entitled Securities covered by such Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding or otherwise cease to be Entitled Securities) (the “Effectiveness Period”). Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than three (3) times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of the Company or a similar governing body of any parent company of the Company (each, a “Board”) determines reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of such Board, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law. Any Shelf Suspension Period pursuant to this Section 2(b)(ii) shall begin on the date specified in a written notice given by the Company to the Holders and shall end on the date specified in a subsequent written notice given by the Company to the Holders. The Company and the Guarantors further agree, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company and the Guarantors agree to furnish to the Holders of Entitled Securities copies of any such supplement or amendment (or, with respect to documents incorporated by reference, to make available) promptly after its being used or filed with the SEC.

(c)    Expenses. The Company and the Guarantors, severally and jointly, shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or 2(b) hereof. Each Holder shall pay all expenses of its counsel (other than as set forth otherwise in this Agreement), all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Entitled Securities pursuant to the Shelf Registration Statement.

(d)    Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have been declared or become effective, as applicable, unless it has been declared effective by the SEC (unless it becomes effective automatically upon filing); provided, however, that if, after it has been declared or become effective, as applicable, the offering of Entitled Securities pursuant to an Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Entitled Securities may legally resume.

(e)    Special Interest. (i) In the event that (A) the Company and the Guarantors fail to file any of the registration statements required by this Agreement on or before the date specified for such filing, (B) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”), (C) the Company and the Guarantors fail to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement (D) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Entitled Securities during the periods specified in this Agreement (each such event referred to in clauses (A) through (D) above, a “Registration Default”), then the Company and the Guarantors will pay Special Interest to each holder of Entitled Securities until all Registration Defaults have been cured (“Special Interest”). With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Special Interest will be paid in an amount equal to 0.25% per annum of the principal amount of Entitled Securities outstanding. The amount of the Special Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.0% per annum of the principal amount of the Entitled Securities outstanding. All accrued Special Interest will be paid by the Company and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

(ii)    The Company and the Guarantors shall deliver to the Trustee an Officer’s Certificate (as provided for in the Indenture) within five Business Days after each and every date on which an event occurs in respect of which Special Interest is required to be paid (an “Event

Date”). Special Interest shall be paid in arrears by depositing with the Trustee, in trust, for the benefit of the Holders of Entitled Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Special Interest then due. The Special Interest due shall be payable in arrears on each interest payment date to the record Holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Special Interest shall be deemed to accrue from, and including the day following, the applicable Event Date. Notwithstanding anything to the contrary herein, (i) the Company and the Guarantors shall not be required to pay Special Interest for more than one Registration Default at any given time and (ii) the Company shall not be obligated to pay Special Interest during a Shelf Suspension Period permitted by Section 2(b)(ii) hereof.

(f)    Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by them to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the obligations of the Company and the Guarantors under Section 2(a) and Section 2(b) hereof.

3.    Registration Procedures. In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company and the Guarantors shall:

(a)    prepare and file as prescribed by Section 2(a) and use all commercially reasonable efforts to prepare and file as prescribed by Section 2(b), as applicable, with the SEC a Registration Statement or Registration Statements within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Entitled Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and use all commercially reasonable efforts to cause such Registration Statement to be declared or become effective, as applicable, and remain effective in accordance with Section 2 hereof. The Company and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for inclusion therein without the Holders being afforded an opportunity to review such documentation a reasonable time prior to the filing of such document (in each case at least three Business Days prior to such filing) or if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

(c)    in the case of a Shelf Registration, (i) notify each Holder of Entitled Securities, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Entitled Securities is being filed and advise such Holder that the distribution of Entitled Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Entitled Securities, without charge, as many copies of each Prospectus, and any amendment or supplement thereto (other than any amendments or supplements pursuant to the filing of periodic reports under the Exchange Act which are incorporated by reference into such Prospectus) and such other documents as such Holder may reasonably request, in order to facilitate the disposition of the Entitled Securities; and (iii) subject to the last paragraph of Section 3 hereof, hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Entitled Securities in connection with the offering and sale of the Entitled Securities covered by such Prospectus or any amendment or supplement thereto;

(d)    in the case of a Shelf Registration, use all commercially reasonable efforts to register or qualify, as may be required by applicable law, the Entitled Securities under all applicable state securities or “blue sky” laws of such jurisdictions by the time the applicable Registration Statement becomes effective under the Securities Act as any Holder of Entitled Securities covered by a Registration Statement shall reasonably request in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Entitled Securities owned by such Holder; provided, however, that neither of the Company nor the Guarantors shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e)    in the case of (i) a Shelf Registration or (ii) Participating Broker-Dealers who have notified the Company and the Guarantors that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(r) hereof, notify each Holder of Entitled Securities, or such Participating Broker-Dealers, as the case may be, their counsel, if any, promptly and confirm such notice in writing (if such notice was not originally given in writing) (A) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, other than any amendments or supplements pursuant to the filing of periodic reports under the Exchange Act which are incorporated by reference into such Registration Statement, (B) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has been declared or become effective, as applicable, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) if the Company or the Guarantors receive any notification with respect to the suspension of the qualification of the Entitled Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise during the Effectiveness Period or the Applicable Period, as the case may be, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (F) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

(f)    use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

(g)    in the case of a Shelf Registration, furnish to each Holder of Entitled Securities, without charge, one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h)    in the case of a Shelf Registration, cooperate with the selling Holders of Entitled Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Entitled Securities covered by such Shelf Registration to be sold and relating to the subsequent transfer of such Notes; and cause such Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least three Business Days prior to the closing of any sale of Entitled Securities;

(i)    in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by Section 3(e)(B), 3(e)(C), 3(e)(D), 3(e)(E) or 3(e)(F) hereof, use all commercially reasonable efforts to prepare a supplement or post-effective amendment to the subject Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that (subject to Section 3(a)), as thereafter delivered to the purchasers of the Entitled Securities to whom a Prospectus is being delivered by a Participating Broker-Dealer who has notified the Company and the Guarantors that it will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(a) hereof, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder or Participating Broker-Dealer, as applicable, to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event;

(j)    use all commercially reasonable efforts to obtain a CUSIP number for all Exchange Notes or, if issued, Private Exchange Notes (with respect to the Private Exchange Notes, subject to the provisions of the last two sentences of Section 2(a)(iv) hereof), as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with the Depositary;

(k)    (i) cause the Indenture or the indenture provided in Section 2(a) to be qualified under the TIA, in connection with the registration of the Entitled Securities, (ii) cooperate with the Trustee or any trustee under such indenture and the Holders to effect such changes to the Indenture or such indenture as may be required for the Indenture or such indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use all commercially reasonable efforts to cause the Trustee or any trustee under such indenture to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture or such indenture to be so qualified in a timely manner;

(l)    in the case of a Shelf Registration, enter into underwriting agreements, agency agreements or similar agreements, as appropriate, and take all such other customary and appropriate actions in connection therewith, in each case, as are reasonably requested by the Majority Holders in order to expedite or facilitate the disposition of such Entitled Securities, and in such connection, (i) make such representations and warranties to Holders of such Entitled Securities and the underwriters (if any) with respect to the business of the Company, the Guarantors and their respective subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested by the Majority Holders; (ii) if an underwriting agreement is entered into, obtain opinions of counsel to the Company and the Guarantors in form and substance reasonably satisfactory to the managing underwriters, addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and as may be reasonably requested by the managing underwriters; (iii) if an underwriting agreement is entered into, obtain “cold comfort” letters and updates thereof from the independent registered accountants of the Company and the Guarantors (and, if necessary, any other independent registered accountants or certified public accountants, as the case may be, of any subsidiary of the Company or the Guarantors or of any business acquired by the Company or the Guarantors for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Company, the Guarantors and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially identical to those set forth in Section 4 hereof (or such other provisions and procedures acceptable to the Company and the Holders of a majority in aggregate principal amount of Entitled Securities covered by such Registration Statement and the managing underwriters) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such selling Holders and such underwriters). The above shall be done at each closing in respect of the sale of Entitled Securities, or as and to the extent required thereunder;

(m)    if a Shelf Registration is filed pursuant to Section 2(b), make available for the period specified in Section 2(b)(ii) for inspection by not more than one counsel for all selling Holders of Entitled Securities and each such person who would be an “underwriter” as a result of the sale by such person of the Entitled Securities of any such Holder and any attorney or accountant retained by any such underwriters (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company, the Guarantors and their respective subsidiaries (collectively, the “Records”), and cause the officers, directors and employees of the Company, the Guarantors and their respective subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Shelf Registration Statement and, in each case as shall be reasonably necessary, in the judgment of the respective counsel referred to above, to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. Records which the Company determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall be maintained in confidence and shall not be disclosed by the Inspectors to any other Person until such time as (1) the disclosure of such Records is required to be set forth in the Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement as the case may be, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, (in which case the subject information may only be disclosed to another Person following such time as the Shelf Registration Statement in which such information is included is publicly filed by the Company with the SEC), (2) such Person shall be legally compelled to disclose such information pursuant to a subpoena or other order from a court of competent jurisdiction (but only after such Person shall have given the Company and the Guarantors prior written notice of such requirement) or (3) the information in such Records has been made generally available to the public. Each such Inspector will be required to agree to keep information obtained by it as a result of its inspections pursuant to this Agreement confidential and not to use such information as the basis for any market transactions in the securities of the Company or the Guarantors unless and until such is made generally available to the public. Each Inspector will be required to further agree that it will, upon learning that disclosure of such Records is sought under (1) above, give notice to the Company and the Guarantors and allow the Company, the Guarantors and their respective subsidiaries at their expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(n)    comply with all applicable rules and regulations of the SEC so long as the provisions of this Agreement are applicable and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 60 days after the end of any 12-month period (or 105 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Entitled Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company or the Guarantors, as applicable, after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

(o)    if an Exchange Offer or a Private Exchange is consummated, upon proper delivery of Entitled Securities by Holders to the Company and the Guarantors (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company and the Guarantors shall mark, or cause to be marked, on such Transfer Exchange Notes and on the books of the Trustee, the Note Registrar (as defined in the Indenture) and, if necessary, the Depositary, delivered by such Holders that such Entitled Securities are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; but in no event shall such Notes be marked as paid or otherwise satisfied solely as a result of being exchanged for Exchange Notes or Private Exchange Notes in the Exchange Offer or the Private Exchange, as the case may be;

(p)    cooperate with each seller of Entitled Securities covered by any Registration Statement participating in the disposition of such Entitled Securities and one counsel acting on behalf of all such sellers in connection with the filings, if any, required to be made with FINRA; and

(q)    in the case of the Exchange Offer Registration Statement (A) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which shall contain a summary statement of the positions publicly taken or policies made public by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer (a “Participating Broker-Dealer”) that holds Entitled Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, including a statement that any such Participating Broker-Dealer who receives Exchange Notes for Entitled Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, (B) furnish to each Participating Broker-Dealer who has delivered to the Company and the Guarantors the notice referred to in Section 3(e) (that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in this Section 3(r)), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto (other than any amendment or supplement pursuant to the filing of periodic reports under the Exchange Act which are incorporated by reference into such Prospectus), as such Participating Broker-Dealer may reasonably request, (C) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Participating Broker-Dealers in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, (D) use all commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by Participating Broker-Dealers for such period of time as such Participating Broker-Dealers must comply with such requirements in order to resell the Exchange Notes; provided, however, that such period shall not be required to exceed 90 days (the “Applicable Period”), and (E) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (1) a provision substantially similar to the following:

“If the exchange offeree is a broker-dealer holding Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Notes pursuant to the Exchange Offer”;

and (2) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (1) and by delivering a Prospectus in connection with the resale of Exchange Notes, such broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

The Company and the Guarantors may require each seller of Entitled Securities as to which any registration is being effected to furnish to them such information regarding such seller and the proposed distribution of such Entitled Securities as the Company and the Guarantors may from time to time request in writing. The Company and the Guarantors may exclude from such registration the Entitled Securities of any seller who fails to furnish such information within a reasonable time (not to exceed 15 Business Days) after receiving such request and shall be under no obligation to compensate any such seller for any lost income, interest or other opportunity forgone, or any liability incurred, as a result of the decision of the Company and the Guarantors to exclude such seller.

In the case of (i) a Shelf Registration Statement or (ii) Participating Broker-Dealers who have notified the Company and the Guarantors that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(r) hereof that are seeking to sell Exchange Notes and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company and the Guarantors of (x) the happening of any event of the kind described in Section 2(b)(ii), 3(e)(B), 3(e)(C), 3(e)(D), 3(e)(E) or 3(e)(F) hereof or (y) the commencement of a Shelf Suspension Period, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of Entitled Securities or Exchange Notes, as the case may be, pursuant to a Registration Statement until such Holder’s or Participating Broker-Dealer’s, as the case may be, receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the “Advice”) by the Company and the Guarantors that the use of the applicable Prospectus may be resumed, and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors (at the expense of the Company and the Guarantors) all copies in such Holder’s or Participating Broker-Dealer’s, as the case may be, possession, other than permanent file copies then in such Holder’s or Participating Broker-Dealer’s, as the case may be, possession, of the Prospectus covering such Entitled Securities or Exchange Notes, as the case may be, current at the time of receipt of such notice. If the Company and the Guarantors shall give any such notice to suspend the disposition of Entitled

Securities or Exchange Notes, as the case may be, pursuant to a Registration Statement, the Company and the Guarantors shall use all commercially reasonable efforts to file as soon as practicable an amendment or supplement to the Registration Statement and, in the case of an amendment, to have such amendment declared effective as soon as practicable and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company and the Guarantors shall have made available to the Holders or Participating Broker-Dealers, as the case may be, (A) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (B) the Advice (or such shorter period that will terminate when all of the Entitled Securities covered by such Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding or otherwise cease to be Entitled Securities).

4.    Indemnification and Contribution.

(a)    The Company and the Guarantors, severally and jointly, shall indemnify and hold harmless each Initial Purchaser, each Holder, each Participating Broker-Dealer, each underwriter who participates in an offering of Entitled Securities pursuant to a Shelf Registration Statement, their respective affiliates, and each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), pursuant to which Entitled Securities or Exchange Notes were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the prior written consent of the Company and the Guarantors; and

(iii)    against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of one counsel (in addition to any local counsel) chosen as provided in Section 4(c) below) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to (A) any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of the Initial Purchasers, such Holder, such Participating Broker-Dealer or any underwriter with respect to such Initial Purchasers, Holder, Participating Broker-Dealer or underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto) or (B) arising from an offer or sale of Notes or Notes occurring during a Shelf Suspension Period by a Holder or Participating Broker-Dealer to whom the Company theretofore provided notice thereof pursuant to Section 3(q) hereof; provided, further, that the foregoing indemnity with respect to losses, liabilities, claims, damages, or expenses resulting from an untrue statement or omission or alleged untrue statement or omission in a preliminary prospectus in any Shelf Registration Statement shall not inure to the benefit of any Holder (or to the benefit of any underwriter with respect to such Holder or to the benefit of any person controlling such Holder or underwriter) from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased Entitled Securities if (i) such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus was eliminated or remedied in the final Prospectus (as amended or supplemented) if the Company and the Guarantors shall have furnished any amendments or supplements thereto to such Holder or underwriter prior to confirmation for the sale of such Entitled Securities to such person by such Holder or underwriter and (ii) a copy of the final Prospectus (as so amended and supplemented) was not furnished to such person at or prior to the written confirmation of the sale of such Entitled Securities to such person, unless such failure to deliver was a result of non-compliance by the Company and the Guarantors with Section 3(c).

(b)    Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers, and the other selling Holders and each of their respective directors and each Person, if any, who controls any of the Company, the Guarantors, the Initial Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of such selling Holder with respect to such Holder expressly for use in the Registration Statement (or any supplement thereto), or any such Prospectus (or any amendment thereto) or (ii) an offer or sale of Notes or Exchange Notes occurring during a Shelf Suspension Period by a Holder or Participating Broker-Dealer to whom the Company theretofore provided notice thereof pursuant to Section 3(q) hereof; provided, however, that, in the case of the Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of proceeds received by such Holder from the sale of Entitled Securities pursuant to the Shelf Registration Statement.

(c)    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to all the indemnified parties shall be selected by BofA, and, in the case of parties indemnified pursuant to Section 4(b) above, counsel to all the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action, in which case, counsel to such indemnifying party may also be counsel to the indemnified party; provided, however, that, if such indemnified party at any time determines in its reasonable judgment that (i) there exists a conflict of interest between the indemnified party and the indemnifying party or (ii) there are legal defenses available to the indemnified party that would not be available to the indemnifying party, then, counsel to the indemnifying party shall not be (or shall cease to be, as applicable) counsel to the indemnified party. For further clarification, should the indemnifying party participate in the defense of such action under the circumstances set forth in the proviso of the preceding sentence, the indemnifying party shall indemnify the indemnified party against any and all expenses described in subsection (a)(iii) above. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant (including any impleaded parties) in such action, which approval shall not be unreasonably withheld, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that, if such indemnified party at any time determines in its reasonable judgment that (i) there exists a conflict of interest between the indemnified party and the indemnifying party or (ii) there are legal defenses available to the indemnified party that would not be available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense. If such indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, then counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party and, for further clarification, the indemnifying party shall indemnify the indemnified party against any and all expenses described in Section 4(a)(iii) above. If any indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    (i) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company, the Guarantors and the Holders, as applicable, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Guarantors and the Holders; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Guarantors and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company and the Guarantors, on the one hand, and the Holders of Entitled Securities, the Participating Broker-Dealer or Initial Purchasers, as the case may be, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(ii)    The relative fault of the Company and the Guarantors, on the one hand, and the Holders of Entitled Securities, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, or by the Holder of Entitled Securities, the Participating Broker-Dealer or the Initial Purchasers, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iii)    Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the total price (without deduction for any underwriter’s commission, discount or other fee) at which the Notes sold by it under the Shelf Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(iv)    The Company, the Guarantors and the Holders of the Entitled Securities and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.

(v)    For purposes of this Section 4, each affiliate of any Person, if any, who controls a Holder of Entitled Securities, the Initial Purchasers or a Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company and the Guarantors, each affiliate of the Company and the Guarantors, each executive officer of the Company and the Guarantors who signed the Registration Statement, and each Person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

5.    Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder’s Entitled Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company and the Guarantors shall be under no obligation to compensate any Holder for lost income, interest or other opportunity foregone, or other liability incurred, as a result of the decision by the Company and the Guarantors to exclude such Holder from any underwritten registration if such Holder has not complied with the provisions of this Section 5 in all material respects following 15 Business Days’ written notice of non-compliance and the decision by the Company and the Guarantors to exclude such Holder.

6.    Selection of Underwriters. The Holders of Entitled Securities covered by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Entitled Securities covered by the Shelf Registration Statement; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

7.    Miscellaneous.

(a)    No Inconsistent Agreements. The rights granted to the Holders hereunder do not, and will not for the term of this Agreement in any way conflict with and are not, and will not during the term of this Agreement be inconsistent with the rights granted to the holders of other issued and outstanding securities of the Company and the Guarantors under any other agreements entered into by the Company and the Guarantors.

(b)    Amendments and Waivers. The provisions of this Agreement, including provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company, the Guarantors and the Majority Holders; provided, however, that no amendment, modification, or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Entitled Securities, the Company or the Guarantors unless consented to in writing by such Holder of Entitled Securities, the Company, or the Guarantors as the case may be; provided, further, that no consent is necessary from any Holder or Participating Broker-Dealer in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder or Participating Broker-Dealer (as applicable). Notwithstanding the foregoing, (A) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Entitled Securities being tendered or registered and (B) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Entitled Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Entitled Securities may be given by Holders of at least a majority in aggregate principal amount of the Entitled Securities being sold pursuant to such Registration Statement.

(c)    Notices. (i) All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (A) if to a Holder, at the most current address given by such Holder to the Company and the Guarantors by means of a notice given in accordance with the provisions of this Section 7(c), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; and (B) if to the Company and the Guarantors, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c).

(ii)    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

(iii)    Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Company, the Guarantors and the Initial Purchasers, including, without limitation, and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Entitled Securities, in any manner, whether by operation of law or otherwise, such Entitled Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Entitled Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

(e)    Third Party Beneficiary. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(f)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)    GOVERNING LAW AND SUBMISSION TO JURISDICTION. THIS AGREEMENT, THE NOTES, THE EXCHANGE NOTES AND THE PRIVATE EXCHANGE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NO PROCEEDING RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE COMMENCED, PROSECUTED OR

CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND THE GUARANTOR HEREBY CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANIES AND THE GUARANTOR HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE COMPANIES AND THE GUARANTOR AGREE THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANIES AND THE GUARANTOR AND MAY BE ENFORCED IN ANY OTHER COURTS IN THE JURISDICTION OF WHICH ANY OF THE COMPANIES OR THE GUARANTOR IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

(i)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j)    Notes Held by the Company or Any of Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Entitled Securities is required hereunder, Entitled Securities held by either of the Company or either of the Company’ affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

Very truly yours,

Teleflex Incorporated

By:	/s/ Jake Elguicze
Name: Jake Elguicze
Title: Treasurer and Vice President, Investor Relations

Airfoil Technologies International-Ohio, Inc.
Arrow International Investment Corp.
Arrow Interventional, Inc.
Hotspur Technologies, Inc.
Semprus Biosciences Corp.
Technology Holding Company II
Technology Holding Company III
TFX Equities Incorporated
TFX International Corporation
TFX Medical Wire Products, Inc.
TFX North America Inc.
VasoNova, Inc.
Vidacare LLC
Teleflex Medical Incorporated
Arrow International, Inc.
Wolfe-Tory Medical, Inc., each as a Guarantor

By: /s/ C. Jeffrey Jacobs
Name:	C. Jeffrey Jacobs
Title:	(1) Vice President and Treasurer (other than as noted below)
(2) President and Treasurer (in the case of TFX North America Inc.)
(3) Vice President (in the case of TFX Equities
Incorporated, Hotspur Technologies, Inc., Semprus
Biosciences Corp. and Wolfe-Tory Medical, Inc.)
(4) President (in the case of Technology Holding
Company II, Technology Holding Company III and TFX International Corporation)

[Signature page to Registration Rights Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

for itself and on behalf of the several
Initial Purchasers

By:	/s/ Peter W. Hofmann
Name: Peter W. Hofmann
Title: Director

[Signature page to Registration Rights Agreement]

SCHEDULE A

Guarantors

AIRFOIL TECHNOLOGIES INTERNATIONAL-OHIO, INC.

ARROW INTERNATIONAL INVESTMENT CORP.

ARROW INTERVENTIONAL, INC.

HOTSPUR TECHNOLOGIES, INC.

SEMPRUS BIOSCIENCES CORP.

TECHNOLOGY HOLDING COMPANY II

TECHNOLOGY HOLDING COMPANY III

TFX EQUITIES INCORPORATED

TFX INTERNATIONAL CORPORATION

TFX MEDICAL WIRE PRODUCTS, INC.

TFX NORTH AMERICA INC.

VASONOVA, INC.

VIDACARE LLC

TELEFLEX MEDICAL INCORPORATED

ARROW INTERNATIONAL, INC.

WOLFE-TORY MEDICAL, INC.

SCHEDULE B

Initial Purchasers

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

DNB Markets, Inc.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

PNC Capital Markets LLC

RBS Securities Inc.

SMBC Nikko Securities America, Inc.

SCHEDULE C

JOINDER AGREEMENT

                         , 2013

Each of the undersigned hereby executes this joinder agreement (the “Joinder Agreement”), whereby each of the undersigned agrees to accede, as a successor to Teleflex Incorporated, a Delaware corporation (the “Company”), or as a Guarantor, as applicable, to the terms, applicable to the Company or Guarantors, as applicable, of the registration rights agreement (the “Registration Rights Agreement”), dated as of May 21, 2014 (the “Closing Date”), among the Company, the Guarantors and the Initial Purchasers. Capitalized terms used in this Joinder Agreement without definition have the respective meanings given to them in the Registration Rights Agreement.

Each of the undersigned undertakes to perform all of the obligations of the Company or the Guarantors, as applicable, set forth in the Registration Rights Agreement, as though each of the undersigned had entered into the Registration Rights Agreement on the Closing Date. Each of the undersigned agrees that such obligations include, without limitation, (a) its assumption of all of the obligations of the Company or the Guarantors, as applicable, to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement and (b) its assumption, to the same extent as set forth therein, and on a joint and several basis, of all of the Company’s or the Guarantors’, as applicable, indemnification and other obligations contained in Section 4 of the Registration Rights Agreement.

This Joinder Agreement shall be governed and construed in accordance with the laws of the state of New York applicable to agreements made and to be performed in New York State.

This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile, e-mail or other electronic means shall be effective as delivery of a manually executed counterpart.

[Remainder of page left blank]